UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 24, 2010 (June 21, 2010)

R&G Financial Corporation
(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
1225 Ponce de Leon Ave
VIG Tower Suite 106
San Juan, PR 00907
(Address of principal executive offices and zip code)
(787) 620-4065
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     As previously disclosed, R&G Financial Corporation (the “Company”) filed a voluntary petition (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Puerto Rico (the “Bankruptcy Court”) on May 14, 2010 under the caption “In re R&G Financial Corporation Case No. 10-04124-11.” On June 21, 2010, the Company filed its Schedules of Assets and Liabilities (the “Schedules”), which set forth the assets and liabilities of the Company as of May 14, 2010, and its Statement of Financial Affairs (the “SOFA”) as of May 14, 2010, with the Bankruptcy Court.
     The Company cautions investors and potential investors not to place undue reliance upon the financial information contained in the Schedules and SOFAs, which were not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company and should not be viewed as a substitute, supplement or replacement for financial information that is filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Schedules and SOFAs are limited in scope, cover a limited time period, and have been prepared solely for the purpose of complying with the applicable requirements of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Procedure for the District of Puerto Rico. The Schedules and SOFAs were not audited or reviewed by independent accountants, were not prepared in accordance with generally accepted accounting principles in the United States, and are in a format prescribed by applicable bankruptcy laws. The Company may amend or otherwise change the information contained in the Schedules and SOFAs at a future date. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Schedules and SOFAs are complete. The information set forth in the Schedules and SOFAs should not be viewed as indicative of future results.
     The Schedules and SOFAs and additional information about the Company’s filings under the Bankruptcy Code, including access to court documents and other general information about the Bankruptcy Filing, are accessible at the Bankruptcy Court’s Internet site, www.prb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. The information set forth on the Bankruptcy Court’s Internet site shall not be deemed to be a part of or incorporated by reference into this Form 8-K.
Item 8.01 Other Events.
Filing of Monthly Operating Report for the Period Ended May 31, 2010 with the United States Trustee
     On June 21, 2010, the Company filed its monthly operating report for the period May 15, 2010 through May 31, 2010 (the “May Monthly Operating Report”), with the Office of the United States Trustee for the District of Puerto Rico (the “United States Trustee”). This is the first monthly operating report filed by the Company since filing its voluntary petition under the Bankruptcy Code on May 14, 2010.

     Before reading the May Monthly Operating Report, we strongly urge you to read the Cautionary Statement Regarding the May Monthly Operating Report below. The May Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Cautionary Statement Regarding May Monthly Operating Report
     The May Monthly Operating Report contains financial information that has not been audited or reviewed by independent registered accountants, is not presented in accordance with generally accepted accounting principles and may be subject to future reconciliation and adjustments. The information contained in the May Monthly Operating Report has been prepared in accordance with applicable law under the Bankruptcy Code and is not to be used for investment purposes. There can be no assurance that the May Monthly Operating Report is complete. The Company may amend or otherwise change the information contained in the May Monthly Operating Report at a future date. Results set forth in the May Monthly Operating Report should not be viewed as indicative of future results.
     The May Monthly Operating Report should under no circumstances be relied upon or viewed as a substitute, supplement or replacement for financial information that is filed with the SEC pursuant to the Exchange Act.
Cautionary Statement Regarding Forward Looking Statements
     Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that actual results could differ materially from those reflected by the forward-looking statements. The forward looking statements speak only as of the date they are made. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
Exhibit 99.1	R&G Financial Corporation Monthly Operating Report for the period ended May 31, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
Date: June 24, 2010	By:	/s/ JUAN AGOSTO ALICEA
Juan Agosto Alicea
Chairman of the Board